As filed with the Securities and Exchange Commission on December 11, 2012

Registration No. 333-184965

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TASEKO MINES LIMITED
(Exact name of Registrant as specified in its charter)

British Columbia
(Province or other jurisdiction of incorporation or organization)

GIBRALTAR MINES LTD.	ALEY CORPORATION
(Exact name of each Registrant as specified in its charter)

British Columbia	Canada
(Province or other jurisdiction of	(Province or other jurisdiction of
incorporation or organization)	incorporation or organization

1040	Not Applicable
(Primary Standard Industrial	(I.R.S. Employer
Classification Code Number)	Identification Number)

15th Floor, 1040 West Georgia Street
Vancouver, British Columbia
Canada V6E 4H1
778 373 4533
(Address and telephone number of Registrants’ principal executive offices)

Corporation Service Company
Suite 400, 2711 Centerville Road
Wilmington, Delaware, USA 19808
Telephone: (800) 927-9800
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:
Russell Hallbauer, President & CEO	Bernhard Zinkhofer	Andrew J. Foley
Taseko Mines Limited	McMillan LLP	Paul, Weiss, Rifkind, Wharton & Garrison LLP
15th Floor, 1040 West Georgia Street	1500 – 1055 West Georgia Street	1285 Avenue of the Americas
Vancouver, British Columbia	Vancouver, British Columbia	New York, New York
Canada V6H 4H1	Canada V6E 4N7	10019-6064

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	[ ]	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	[ X ]	at some future date (check appropriate box below)

	1.	[ ]	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	[ ]
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	[ X ]
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	[ ]	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [ X ]

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in this Registration Statement relates to Registration Statement 333-173197.

Each Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	December 11, 2012

$500,000,000

Common Shares
Warrants
Subscription Receipts
Units
Debt Securities

This short form base shelf prospectus (the “Prospectus”) relates to the offering for sale of common shares (the “Common Shares”), warrants (the “Warrants”), subscription receipts (the “Subscription Receipts”), debt securities (the “Debt Securities”), or any combination of such securities (the “Units”) (all of the foregoing, collectively, the “Securities”) by Taseko Mines Limited (the “Company” or “Taseko”) from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to $500,000,000.  The Securities may be offered in amounts at prices to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering is made by a foreign private issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare the Prospectus in accordance with Canadian disclosure requirements.  Prospective investors should be aware that such requirements are different from those of the United States.  Financial statements included or incorporated herein have been prepared in accordance with IFRS as issued by the IASB, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and Canada.  This Prospectus or the applicable prospectus supplement may not fully describe such consequences for investors who are resident in, or citizens of, the United States.

The enforcement by investors of civil liabilities under the federal securities laws of the United States may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that some or all of its officers and directors are Canadian residents, that some or all of the experts named in the registration statement are Canadian residents, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

The Company’s outstanding Common Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) under the trading symbol “TKO” and on the NYSE MKT (“NYSE MKT”) under the trading symbol “TGB”.  The closing price of the Company’s Common Shares on the TSX and NYSE MKT on December 10, 2012, the last trading day before the date of the Prospectus, was $2.91 per Common Share and US$2.94 per Common Share, respectively.  An investment in the Securities offered hereunder invokes a high degree of risk.  The risk factors identified under the heading “Risk Factors” and elsewhere in the Prospectus should be carefully reviewed and evaluated by prospective subscribers before purchasing the Securities being offered hereunder.  See “Risk Factors”.

i

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements have been obtained.  Each prospectus supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.  Investors should read the Prospectus and any applicable prospectus supplement carefully before investing in the Company’s Securities.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable prospectus supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Warrants, the offering price, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of subscription receipts, the number of subscription receipts being offered, the offering price, the procedures for the exchange of the subscription receipts for Common Shares or Warrants, as the case may be, and any other specific terms; (iv) in the case of debt securities, the specific designation, aggregate principal amount, the currency or the currency unit for the debt securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other terms specific to the debt securities being offered; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants, subscription receipts or debt securities comprising the Units.  Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the prospectus supplement describing the Securities.

In addition, the debt securities that may be offered may be guaranteed by certain direct and indirect subsidiaries of Taseko with respect to the payment of the principal, premium, if any, and interest on the debt securities.  The Company expects that any guarantee provided in respect of senior debt securities would constitute a senior and unsecured obligation of the applicable guarantor.  In order to comply with certain registration statement form requirements under U.S. law, such subsidiary guarantees may be guaranteed by Taseko on a senior and unsecured basis. For a more detailed description of the debt securities that may be offered, see “Description of Securities – Debt Securities - Guarantees”, below.

The Company’s Securities may be sold through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by the Company.  In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities.  Such transactions, if commenced, may be discontinued at any time.  See “Plan of Distribution”. A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of the Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for the Securities, including the net proceeds the Company expects to receive from the sale of the Securities, if any, the amounts and prices at which the Securities are sold and the compensation of such underwriters, dealers or agents.

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

The Company is a foreign private issuer under United States securities laws and is permitted, under a multi-jurisdictional disclosure system adopted by the United States and Canada (the “MJDS”), to prepare the Prospectus in accordance with Canadian disclosure requirements.  Investors should be aware that such requirements are different from those of the United States. In particular, the Company has prepared its financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).  Thus, they may not be comparable to the financial statements of U.S. companies (see the discussion under the heading, “Note to United States Readers Regarding Differences Between United States and Canadian Reporting Practices,” for more information).  In addition, the disclosure in the Prospectus, including the documents incorporated by reference herein, uses mineral resource classification terms and contains mineral resource estimates that comply with reporting standards in Canada that differ significantly from the requirements of the U.S. Securities and Exchange Commission (the “SEC”).  Accordingly, the information contained in the Prospectus and the documents incorporated by reference herein describing the Company’s mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the U.S. federal securities laws (see the discussion under the heading, “Cautionary Note to United States Investors Regarding Estimates of Reserves and Measured, Indicated and Inferred Resources,” for more information).

The Prospectus is part of a registration statement on Form F-10 relating to the Securities that the Company filed with the SEC.  The Prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  Investors should refer to the registration statement and the exhibits to the registration statement for further information with respect to the Company and the Securities.

Investors should rely only on the information contained or incorporated by reference in the Prospectus and any applicable prospectus supplement.  The Company has not authorized anyone to provide investors with different or additional information.  If anyone provides Investors with different or additional information, Investors should not rely on it.  The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted.  Investors should assume that the information contained in the Prospectus and any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of the Prospectus and any applicable prospectus supplement or of any sale of the Company’s securities.  The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in the Prospectus and any applicable prospectus supplement and the documents incorporated by reference in the Prospectus and any applicable prospectus supplement were obtained from market research, publicly available information and industry publications.  The Company believes that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed.

In the Prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts are in Canadian dollars.

The head office of the Company is located at 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1.  The registered office of the Company is located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in the Prospectus from documents filed with the securities commissions of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Newfoundland and Labrador, New Brunswick, Nova Scotia and Prince Edward Island.  Copies of the documents incorporated herein by reference may be obtained on request without charge from Taseko Mines Limited, 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1 (Telephone 778-373-4533) Attn: the Secretary, and are also available electronically at www.sedar.com.  The Company’s filings through SEDAR are not incorporated by reference in the Prospectus except as specifically set out herein.

The following documents filed with the securities commission or similar regulatory authority in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Newfoundland and Labrador, New Brunswick, Nova Scotia and Prince Edward Island, are specifically incorporated by reference into and, except where herein otherwise provided, form an integral part of, the Prospectus:

—	annual information form dated March 29, 2012 for the fiscal year ended December 31, 2011 (the “Annual Information Form”);

—
consolidated financial statements and the notes thereto as at December 31, 2011,  December 31, 2010 and January 1, 2010 and for the years ended December 31, 2011 and 2010, together with the auditors’ report thereon and management’s discussion and analysis for the year ended December 31, 2011;

—
unaudited interim consolidated financial statements and notes thereto for the three and nine months ended September 30, 2012 and management’s discussion and analysis for the three and nine months ended September 30, 2012; and

—	management information circular dated May 3, 2012 relating to the annual general meeting of shareholders held on June 1, 2012.

Material change reports (other than confidential reports), business acquisition reports, interim financial statements, all other documents of the type referred to above, and any other document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, filed by the Company with the securities commission or similar regulatory authority in the Provinces of British Columbia, Alberta, Manitoba, Ontario, Saskatchewan, Newfoundland and Labrador, New Brunswick, Nova Scotia and Prince Edward Island after the date of the Prospectus and before completion or withdrawal of the offering, will also be deemed to be incorporated by reference into this prospectus.

To the extent that any document or information incorporated by reference into the Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of the Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which the Prospectus forms a part.  In addition, the Company may incorporate by reference into the Prospectus, or the registration statement of which it forms a part, other information from documents that the Company files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), if and to the extent expressly provided therein.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements has been obtained.  Each prospectus supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the prospectus supplement and only for the purpose of the distribution of the Securities to which the prospectus supplement pertains.  Investors should read the Prospectus and any applicable prospectus supplement carefully before investing in the Company’s Securities.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

FORWARD LOOKING STATEMENTS

The Prospectus, including the documents incorporated by reference, contain forward-looking statements and forward-looking information (collectively referred to as “forward-looking statements”) which may not be based on historical fact, including without limitation statements regarding the Company’s expectations in respect of future financial position, business strategy, future production, reserve potential, exploration drilling, exploitation activities, events or developments that the Company expects to take place in the future, projected costs and plans and objectives.  Often, but not always, forward-looking statements can be identified by the use of the words “believes”, “may”, “plan”, “will”, “estimate”, “scheduled”, “continue”, “anticipates”, “intends”, “expects”, and similar expressions.

Such statements reflect the Company’s current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies.  Many factors could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others:

—	delays or inability to successfully complete the environmental assessment review process;

—	the potential for increase in the cash cost of production;

—	lack of mineral reserves at the Harmony Project and Aley Project;

—
the estimates of mineral resources is a subjective process, the accuracy of which is a function of the quantity and quality of available data and the assumptions made and judgment used in the engineering and geological interpretation, which may prove to be unreliable, and may be subject to revision based on various factors;

—	fluctuation of metal prices and currency rates;

—	uncertain project realization values;

—	current global economic conditions;

—	changes in mining legislation adversely affecting our operations;

—	inability to obtain adequate financing on acceptable terms;

—	inability to obtain necessary exploration and mining permits and comply with all government requirements including environmental, health and safety laws;

—	inability to attract and retain key personnel; and

—
other risks detailed from time-to-time in the Company’s quarterly filings, annual information forms, annual reports and annual filings with securities regulators, and those risks which are discussed under the heading “Risk Factors”.

Some of the important risks and uncertainties that could affect forward-looking statements are described in this short form prospectus and in the Company’s Annual Information Form under “Risk Factors”. Should one or more of these risks and uncertainties materialize, or should underlying factors or assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. Material factors or assumptions involved in developing forward-looking statements include, without limitation, that:

—	the Company will obtain all required governmental and regulatory approval for the New Prosperity Project;

—	the Company will have sufficient working capital and be able to secure additional funding necessary for the development of its projects;

—	the Gibraltar Mine will not experience any significant production disruptions that would materially affect revenues;

—	the price of gold, copper and other metals will not decline significantly nor for a lengthy period of time;

—	capital costs of the GDP-3 expansion project will not materially change over time; and

—	the key personnel will continue their employment with the Company

These factors should be considered carefully and readers are cautioned not to place undue reliance on the forward-looking statements.  Readers are cautioned that the foregoing list of risk factors is not exhaustive and it is recommended that prospective investors consult the more complete discussion of risks and uncertainties facing the Company included in the Prospectus.  See “Risk Factors” for a more detailed discussion of these risks.

Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on the information available to it on the date such statements were made, no assurances can be given as to future results, approvals or achievements.  The forward-looking statements contained in the Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement.  The Company disclaims any duty to update any of the forward-looking statements after the date of the Prospectus to conform such statements to actual results or to changes in the Company’s expectations except as otherwise required by applicable law.

INTERPRETATION, CURRENCY AND EXCHANGE RATES AND GENERAL INFORMATION

In the Prospectus:

g/t	means grams per tonne;

kV	means kilovolts;

lb	means pound;

NI 43-101	means National Instrument 43-101 - Standards of Disclosure for Mineral Projects;

ton	means 2,000 pounds; and

tonne or t	means 1 metric tonne, equal to 1,000 kilograms, or 1.102 tons.

Unless the context otherwise requires, references to the “Company” “we”, “our”, “us” or “Taseko” mean Taseko Mines Limited and the Company’s subsidiary, Gibraltar Mines Ltd.

All currency amounts in the Prospectus are in Canadian dollars unless otherwise indicated.  On December 10, 2012, CDN$1.00 was equivalent to US$1.0130 as reported by the Bank of Canada.

Taseko uses the imperial measure of tons to describe its reserves and resources at the Gibraltar Mine, and uses metric tonnes to describe its reserves and resources at the New Prosperity Project.  The difference is due to the age of the projects and, since the Gibraltar Mine has been in production for many years, it has continued to use the imperial measure for consistency, whereas the Prosperity Project has adopted the metric standard used in Canada today.

The address of the Company’s website is www.tasekomines.com.  Information contained on the Company’s website is not part of the Prospectus or incorporated by reference herein.  Prospective investors should rely only on the information contained or incorporated by reference in the Prospectus.  The Company has not authorized any person to provide different information.

The Securities being offered for sale under this prospectus may only be sold in those jurisdictions in which offers and sales of the Securities are permitted.  The Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful to do so.  The information contained in the Prospectus is accurate only as of the date of the Prospectus, regardless of the time of delivery of this prospectus or of any sale of the Securities.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING ESTIMATES OF RESERVES
AND MEASURED, INDICATED AND INFERRED RESOURCES

The disclosure in the Prospectus, including the documents incorporated by reference herein, uses mineral resource classification terms that comply with reporting standards in Canada, and certain mineral resource estimates are made in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”).  NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all reserve and resource estimates contained in or incorporated by reference in the Prospectus have been prepared in accordance with NI 43-101.  These standards differ significantly from the requirements of the SEC, and reserve and resource information contained herein and incorporated by reference herein may not be comparable to similar information disclosed by U.S. companies subject to reporting and disclosure requirements under U.S. federal securities laws.

The Prospectus includes mineral reserve estimates that have been calculated in accordance with NI 43-101, as required by Canadian securities regulatory authorities. For United States reporting purposes, SEC Industry Guide 7 (under the Exchange Act), as interpreted by the staff of the SEC, applies different standards in order to classify mineralization as a reserve.  As a result, the definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7.  Under SEC standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.  Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC standards. Accordingly, mineral reserve estimates contained in this prospectus may not qualify as “reserves” under SEC standards.

In addition, the Prospectus uses the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” to comply with the reporting standards in Canada.  The Company advises investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them.  Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into SEC defined mineral reserves.  These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.

Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, investors are also cautioned not to assume that all or any part of the inferred resources exist.  In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies.

It cannot be assumed that all or any part of “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” will ever be upgraded to a higher category.  Investors are cautioned not to assume that any part of the reported “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” in the Prospectus is economically or legally mineable.

For the above reasons, information contained in the Prospectus and the documents incorporated by reference herein containing descriptions of the Company’s mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN
UNITED STATES AND CANADIAN FINANCIAL REPORTING PRACTICES

Taseko prepares its financial statements in accordance IFRS as issued by the IASB, which differs from U.S. generally accepted accounting principles (“U.S. GAAP”).  Therefore, the Company’s financial statements incorporated by reference in the Prospectus, and in the documents incorporated by reference in this Prospectus, may not be comparable to financial statements prepared in accordance with U.S. GAAP.

ADDITIONAL INFORMATION

The Company has filed with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the offering of the Securities.  The Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in the Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

The Company is subject to the informational reporting requirements of the Exchange Act as the Common Shares are registered under Section 12(b) of the Exchange Act.  Accordingly, the Company is required to publicly file reports and other information with the SEC.  Under the MJDS, the Company is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements.

As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements in connection with meetings of its shareholders. In addition, the officers, directors and principal shareholders of the Company are exempt from the reporting and short-swing profit recovery rules contained in Section 16 of the Exchange Act.

The Company files annual reports on Form 40-F with the SEC under the MJDS, which annual reports include:

▪	the annual information form;

▪	management’s discussion and analysis of financial condition and results of operations;

▪	consolidated audited financial statements, which are prepared in accordance with IFRS, as issued by the IASB; and

▪	other information specified by the Form 40-F.

As a foreign private issuer, the Company is required to furnish the following types of information to the SEC under cover of Form 6-K:

▪	material information that the Company otherwise makes publicly available in reports that the Company files with securities regulatory authorities in Canada;

▪	material information that the Company files with, and which is made public by, the TSX and the NYSE MKT; and

▪	material information that the Company distributes to its shareholders in Canada.

Investors may read and copy, for a fee, any document that the Company has filed with or furnished to the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.  Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room.  Investors may read and download the documents the Company has filed with the SEC’s Electronic Data Gathering and Retrieval system (“EDGAR”) at www.sec.gov.  Investors may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

The Company is a corporation existing under the Business Corporations Act (British Columbia).  All but two of the Company’s directors, all of its officers, and all of the experts named in the Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and all of the Company’s assets, are located outside the United States.  The Company has appointed an agent for service of process in the United States, but it may be difficult for holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of the Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

The Company has been advised by its Canadian counsel, McMillan LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company has also been advised by McMillan LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

The Company filed with the SEC, concurrently with its registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Corporation Service Company as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of the Securities under the Prospectus.

THE COMPANY

Overview

Taseko was incorporated on April 15, 1966 under the laws of the Province of British Columbia.  Taseko’s registered office is located at Suite 1500-1055 West Georgia, Vancouver, British Columbia, V6E 4N7, and its operational head office is located at 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1.

Taseko has one material active wholly-owned subsidiary, Gibraltar Mines Ltd. (“Gibraltar”), and other inactive or non-material subsidiaries described in the Annual Information Form.  Taseko owns 100% of the common shares of Gibraltar and the preferred shares of Gibraltar.

On March 31, 2010, the Company sold a 25% joint venture interest in the Gibraltar mine, a copper and molybdenum mine (the “Gibraltar Mine”), to Cariboo Copper Corp. (“Cariboo”) for $187.0 million.  Cariboo is a consortium that consists of Sojitz Corporation (50%), Dowa Corporation (25%) and Furakawa Corporation (25%).  The Company retains a 75% interest in the Gibraltar joint venture and is the operator of the Gibraltar Mine.

The Gibraltar Mine restarted operations in October 2004 after being on standby for several years.  Taseko also owns the new Prosperity gold-copper project (the “New Prosperity Project”) which is at the post-feasibility stage with an environmental assessment underway. Taseko also has the Aley niobium property (the “Aley

Project”), where, in 2010, Taseko completed an initial exploration program.  In 2011 a further exploration program was conducted and as a result Taseko announced a mineral resource estimate. An updated mineral resource estimate for the Aley Project was announced in March 2012.  In addition, Taseko has the Harmony gold project (the “Harmony Project”), which is at the late exploration stage but is currently non-material and inactive.  All of these projects are located in British Columbia, Canada.

Gibraltar Mine

Unless stated otherwise, information of a technical or scientific nature related to the Gibraltar Mine contained in the Prospectus (including documents incorporated by reference herein) is summarized or extracted from a technical report entitled “Technical Report on the 357 Million Ton Increase in Mineral Reserves at the Gibraltar Mine” dated June 24, 2011 (the “Gibraltar Technical Report”), prepared by Scott Jones, P. Eng., filed on Taseko’s profile on SEDAR at www.sedar.com. Mr. Jones is not independent of Taseko by virtue of being employed by the Company as Vice-President, Engineering.

The Gibraltar Mine is located near the City of Williams Lake in south-central British Columbia.  As at December 31, 2011, the Gibraltar Mine had proven and probable mineral reserves of 789.5 million tons grading 0.301% copper and 0.008% molybdenum (see Table 1).

Our principal business activity for the past three years has been the operating and expanding the capacity of the Gibraltar Mine which constitutes the majority of our assets and activity.  Over this period, we expanded the ore concentrator and made other production improvements at the Gibraltar Mine.  Construction of the Phase 1 mill expansion was completed in February 2008.  The majority of the construction schedule of a Phase 2 expansion program, designed to increase concentrator throughput from 46,000 tpd to 55,000 tpd, was completed in 2010, as well as installation of the in-pit crusher and conveyor.  The semi-autogenous grinding (“SAG”) mill direct feed system was completed in May 2011 which eliminated the secondary crusher and fine ore delivery system bottleneck.  The tie-in has allowed Gibraltar to move towards optimum mill throughput rates and mitigated throughput issues experienced historically in the winter months.  In 2011, we continued the expansion with Gibraltar Development Plan 3 (“GDP3”). GDP3 includes the construction of a new concentrator to complement the existing 55,000 tpd facility, increasing throughput by 30,000 tpd and annual production capacity to over 180 million pounds of copper.  A new molybdenum recovery facility is also planned to increase annual molybdenum production to over two million pounds.  The project remains on time with the commissioning of the facilities scheduled to commence in December 2012.  The project is also on budget with a total anticipated capital spend of $325 million.

The reserve estimates for the Gibraltar deposit used long term metal prices of US$2.25/lb for copper and US$14.00/lb for molybdenum and a foreign exchange rate of US$0.85 per CDN dollar.

The proven and probable reserves as of December 31, 2011 are tabulated in Table 1 below and are NI 43-101 and SEC Guide 7 compliant.

Table 1:  Gibraltar Mineral Reserves
at 0.20% Copper Cut-off

Pit	Category	Tons (millions)	Cu (%)	Mo (%)
Connector	Proven	45.1	0.299	0.012
	Probable	30.5	0.284	0.010
	Subtotal	75.6	0.293	0.011
Gibraltar	Proven	143.6	0.276	0.008
	Probable	71.6	0.267	0.010
	Subtotal	215.2	0.273	0.009

Pit	Category	Tons (millions)	Cu (%)	Mo (%)
Granite	Proven	206.3	0.320	0.010
	Probable	30.8	0.325	0.005
	Subtotal	237.2	0.321	0.009
Gibraltar Extension	Proven	72.6	0.356	0.002
	Probable	31.1	0.301	0.002
	Subtotal	103.7	0.340	0.002
Pollyanna	Proven	106.6	0.291	0.009
	Probable	51.2	0.279	0.010
	Subtotal	157.8	0.287	0.009
Total		789.5	0.301	0.008

Cautionary Note to Investors Concerning Estimates of Measured and Indicated Resources

This section uses the terms ‘measured resources’ and ‘indicated resources’.  The Company advises investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them.  Investors are cautioned not to assume that all of the mineral deposits in these categories will ever be converted into SEC defined reserves.

The mineral reserves stated above are contained within the mineral resources shown in Table 2 below:

Table 2
Gibraltar Mine Mineral Resources
at 0.20% Copper Cut-off

Category	Tons (millions)	Cu (%)	Mo (%)
Measured	659.5	0.305	0.008
Indicated	278.7	0.290	0.008
Total	938.2	0.301	0.008

New Prosperity Project

Cautionary Note to Investors Concerning Reserve Estimates

The following mineral reserves have been estimated in accordance with NI 43-101, as required by Canadian securities regulatory authorities. For United States reporting purposes, SEC Industry Guide 7 under the Exchange Act, as interpreted by Staff of the SEC, applies different standards in order to classify mineralization as a reserve.  As a result, the definitions of proven and probable reserves used in NI 43-101 differ from the definitions in the SEC Industry Guide 7.  Under SEC standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.  Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC standards.  Accordingly, mineral reserve estimates contained in this prospectus or in documents incorporated herein by reference may not qualify as “reserves” under SEC standards.  In addition, disclosure of “contained ounces” in resources is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report reserves in ounces, and requires reporting of mineralization that does not qualify as reserves as in place tonnage and grade without reference to unit measures.

Unless stated otherwise, information of a technical or scientific nature related to the New Prosperity Project contained in the Prospectus (including documents incorporated by reference herein) is summarized or extracted from a technical report entitled “Technical Report on the 344 million tonne increase in mineral reserves at the Prosperity Gold – Copper Project” dated December 17, 2009 (the “Prosperity Technical Report”), prepared by Scott Jones, P. Eng., filed on Taseko’s profile on SEDAR at www.sedar.com.  Mr. Jones is not independent of Taseko by virtue of being employed by the Company as Vice-President, Engineering.

The New Prosperity Project is located at latitude 51° 28’ N and longitude 123° 37’ W in the Clinton Mining Division, approximately 125 kilometres southwest of the City of Williams Lake, British Columbia.

The proposed mine plan utilizes a large-scale conventional truck and shovel open pit mining and milling operation. Following a one and a half year pre-strip period, total material mined from the open pit over years 1 - 31 averages 170,000 tonnes per day at a life-of-mine strip ratio of 1.5:1.  A declining net smelter return cut-off is applied to the mill feed, which defers lower grade ore for later processing. The stockpiled ore is processed in the final years of the mine plan.

The New Prosperity Project processing plant has been designed with a nominal capacity of 70,000 tonnes per day. The plant consists of a single 12-metre diameter SAG mill, two 7.9-metre diameter ball mills, followed by processing steps that include bulk rougher flotation, regrinding, cleaner flotation, thickening and filtering to produce a copper-gold concentrate. Expected life-of-mine metallurgical recovery is 87% for copper and 69% for gold, with annual production averaging 110 million pounds copper and 234,000 ounces gold over the 33-year mine life.

The copper-gold concentrate will be hauled with highway trucks to an expanded load-out facility at the Gibraltar Mines’ existing facility near Macalister for rail transport to various points of sale, but primarily through the Port of Vancouver for shipment to smelters/refineries around the world.

Power would be supplied via a new 124 kilometre long, 230 kV transmission line from Dog Creek on the BC Hydro Grid. Infrastructure would also include the upgrade of sections of the existing road to the site, construction of a short spur to the minesite, an on-site camp, equipment maintenance shop, administration office, concentrator facility, warehouse, and explosives facilities.

Based on this update, the New Prosperity Project would employ up to 460 permanent hourly and staff personnel. In addition, approximately 60 contractor personnel would be employed in areas including catering, concentrate haulage, explosives delivery, and bussing.

On May 12, 2010, the Company entered into a gold stream transaction with Franco-Nevada Corporation (“Franco-Nevada”) pursuant to which Franco-Nevada will provide US$350.0 million for the New Prosperity Project along with warrants to purchase 2 million common shares of Franco-Nevada at an exercise price of $75.00 per share until June 16, 2017 in exchange for a 22% interest in the future gold production for the life of the mine.  The investment by Franco-Nevada is subject to certain conditions precedent, including full financing and permitting of the New Prosperity Project.  The US$350.0 million will be amortized over gold deliveries under the agreement and, in addition, the Company will be paid the lower of US$400 per ounce and market price for the gold, which is subject to inflation adjustments going forward.

In 2009, Taseko updated the mineral reserve estimate from a 2007 feasibility study on the New Prosperity Project by assuming long term metal prices of $1.65/lb Cu and $650/oz Au.  The resulting mineral reserves are shown in Table 3.

Table 3
Prosperity Mineral Reserves
at $5.50 NSR/t Pit-Rim Cut-off

Category	Tonnes (millions)	Gold (g/t)	Copper (%)	Recoverable Gold Ounces (millions)	Recoverable Copper Pounds (billions)
Proven	481	0.46	0.26	5.0	2.4
Probable	350	0.35	0.18	2.7	1.2
Total	831	0.41	0.23	7.7	3.6

Recoverable gold and copper calculated using recoveries of 69% and 87%, respectively.

Cautionary Note to Investors Concerning Estimates of Measured and Indicated Resources

This section uses the terms ‘measured resources’ and ‘indicated resources’.  The Company advises investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them.Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC defined reserves.

The Proven and Probable Reserves on the Prosperity Project are included in the Measured and Indicated Mineral Resources disclosed in Table 4 below.  The Mineral Resources are as outlined by drilling to date, and estimated at a 0.14% copper cut-off.

Table 4
Prosperity Mineral Resources
at 0.14% Copper Cut-Off

Category	Tonnes (millions)	Gold (g/t)	Copper (%)
Measured	547.1	0.46	0.27
Indicated	463.4	0.34	0.21
Total	1,010.5	0.41	0.24

Recent Developments

Environmental Assessment Process

The Ministry of Environment of British Columbia accepted Taseko’s Environmental Assessment report on March 13, 2009 and proceeded with an Environmental Assessment Office (“EAO”) led review of the New Prosperity Project in a coordinated manner with the Canadian Environmental Assessment Agency (the “CEAA”) on their respective provincial and federal environmental assessment processes.

On January 14, 2010, Taseko received the environmental assessment certificate for the New Prosperity project from the Province of British Columbia.

The federal process conducted by a three-person panel, included six weeks of public hearings in March and April of 2010 as part of the environmental review. The panel's findings were essentially the same as the conclusions reached in the Provincial Environmental Assessment but they were not mandated to assess economic and social value generated by the project. In July, the panel submitted its final report to the federal government for their approval.

In November 2010, the federal Minister of Environment announced that the New Prosperity Project, as proposed, would not be granted federal authorizations to proceed. Taseko suspended work on detailed engineering and permitting after the federal announcement. The Company has reviewed and revised its plan and has put forth a new design proposal, which adds construction costs and life of mine operating expenditures of approximately $300 million to the original design. The new plan responds to the concerns identified during the federal review process and on February 21, 2011 the Company submitted a project description for the New Prosperity project to the federal government.

On November 7, 2011 the CEAA announced that the New Prosperity Project would undergo an environmental assessment by a federal review panel.

On January 23, 2012 the CEAA released draft environmental impact statement (“EIS”) guidelines and the draft terms of reference for the review panel for a 30 day public comment period. On March 16, 2012 the EIS guidelines were finalized by the Minister of the Environment and issued to Taseko. On September 20, 2012, we formally submitted our EIS to the Panel. The Panel is required to determine whether there is sufficient information in the EIS to proceed to public hearings.  Following such determination by the panel (expected in early 2013), the final steps in the environmental assessment process include public hearings and the preparation and submission of a report, by the panel, to the Minister of the Environment (or to the Federal Cabinet in the event that a significant adverse environmental effect was to be determined to exist). The Minister or Federal Cabinet will have four months in which to render a decision on the environmental assessment. Assuming a favourable decision, the Company expects to have all necessary permits in place by early 2014 and be construction ready by 2014.

The Provincial Mines Act permit application was submitted to the Ministry of Energy, Mines, and Petroleum Resources in June 2010 but was put in abeyance following the November 2010 federal decision.

Aley Project

Unless stated otherwise, information of a technical or scientific nature related to the Aley Project contained in the Prospectus (including documents incorporated by reference herein) is summarized or extracted from a technical report entitled “Technical Report Aley Carbonatite Niobium Project” dated March 29, 2012 (the “Aley Technical Report”), prepared by Ronald G. Simpson, P. Geo. filed on Taseko’s profile on SEDAR at www.sedar.com. Mr. Simpson is independent of Taseko.

Property Acquisition

In June 2007, Taseko acquired 100% of the Aley Project in northern British Columbia through the acquisition of all the issued and outstanding shares in the capital of a private company, for a total cash consideration of $1.5 million and 894,730 common shares then valued at $2.9 million. Taseko purchased the residual net smelter royalty for a total cash consideration of $0.3 million and the issuance of units having a value at the time of $0.8 million (consisting of 240,000 common shares and 120,000 warrants).

Niobium is a metal used in making high strength low alloy steels for the manufacture of automobiles, bridges, pipes, jet turbines and other high technology applications. Ninety percent of niobium enters the market as ferro-niobium (FeNb); 15% of all steel produced worldwide contains FeNb, a number that may increase to 20% in the near future. The increase in demand for FeNb has resulted largely from the overall growth in the global steel industry and also from the increasing intensity of use in steels. Demand for ferro-niobium has grown at approximately 10% per annum in recent years and Taseko anticipates that growth to continue over the next 10 years. Taseko currently utilizes a $40/kg price assumption for Ferro-niobium. Currently, 90% of the world’s niobium is supplied by three mines: The CBMM (Companhia Brasileira de Metalurgia e Mineração), Anglo American in Brazil and the Niobec mine operated by Iamgold in Quebec, Canada.

Location, Access and Infrastructure

The Aley Project is located in the Omineca Mining Division in British Columbia, Canada, centred at latitude 56° 27’N and longitude 123° 13’W. Logging roads from Mackenzie, BC lead to the Ospika Logging Camp on the east side of Williston Lake. The property is located near the shore of the lake, about 30 kilometres from the Ospika Camp and is currently accessed via helicopter.

Property Description

The Aley Project consists of 104 contiguous mineral claims that cover 43.3 square kilometres.  All claims are in good standing until January 2021. The claims are 100% owned and are not subject to any royalties or carried interests.

Recent Exploration

Taseko completed an initial exploration program on the Aley deposit in 2007 that included 11 diamond drill holes to check the results of the 1985-86 drilling program and to plan for subsequent exploration work. No work was done on the Aley project in 2008 or 2009.

Taseko completed a significant exploration program on the Aley Project in the summer of 2010, comprising geological mapping and 4,460 metres of diamond drilling in 23 holes in the Central Zone. These holes intersected excellent grade niobium mineralization across an area measuring over 900 metres east-west and 350 metres north-south. Mineralized drill intercepts ranged up to over 200 metres in length. Niobium mineralization intersected was highly continuous and close to surface. The extensive body of niobium mineralization indicated by the 2010 drilling was open to expansion in at least three directions and to depth.

In 2011 a drill program completed 17,094 metres over 70 holes in the central zone. The objective of the drill program was the delineation of the continuity and extent of Nb mineralization in the Central Zone with infill drilling. The program also sought to establish a better understanding of the deposit geometry and the continuity and extent of Nb mineralization.

Estimates of Mineralization

The 2010 drilling program resulted in the establishment of an inferred resource of 158 million tonnes grading 0.43% Nb2O5 for the Central Zone at a 0.2% Nb2O5 cut-off grade as documented in the October 26, 2011 technical report, “Technical Report Aley Carbonatite Niobium Project”.  The inclusion of the data from the 2011 drill program resulted in an increased and upgraded inpit mineral resource for the Central Zone. The resource as documented in the Aley Technical Report is summarized in Table 5 for a range of cut-off grades with the base case of 0.2% Nb2O5 in boldface.

Cautionary Note to Investors Concerning Estimates of Measured and Indicated Resources

This section uses the terms ‘measured resources’ and ‘indicated resources’.  The Company advises investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them.Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC defined reserves.

Table 5:Aley Mineral Resources as at March 1, 2012

COG % Nb2O5	MEASURED		INDICATED		MEASURED+INDICATED
	Tonnes 000's	% Nb2O5	Tonnes 000's	% Nb2O5	Tonnes 000's	% Nb2O5
0.10	137,373	0.36	215,145	0.31	352,518	0.33
0.15	126,769	0.38	197,767	0.33	324,536	0.35
0.20	112,651	0.41	173,169	0.35	285,820	0.37
0.25	96,183	0.44	131,999	0.39	228,182	0.41
0.30	81,377	0.47	102,966	0.42	184,343	0.45

COG % Nb2O5	INFERRED
	Tonnes 000's	% Nb2O5
0.10	177,350	0.29
0.15	168,733	0.30

Exploration and Development

The Company continued work on the project in 2012, including geotechnical investigation of pit, plant site and tailings facility as well as environmental studies. Engineering is progressing with respect to pit design, metallurgical test work, site facilities, and infrastructure requirements.

We expect to advance engineering to enable an investment decision in early 2013.

Reconciliation of Use of Proceeds from April 2011 Offering

In April 2011, the Company undertook an offering of US$200 million principal amount of senior notes.  The following table sets out a comparison of how the Company used the net proceeds (after deducting Underwriters’ Fees and expenses) of US$200 million during the 12 month following the closing date in April 2011, an explanation of variances and the impact of variances on the ability of the Company to achieve its business objectives and milestones.

Intended Use of Proceeds of April 2011 Offering US$		Actual Use of Proceeds from April 2011 Offering and Explanation of Variance and impact on business objectives		(Over)/under expenditure
Offering Expenses	$2 million	Offering Expenses	$2 million	N/A
Underwriters’ Discount	$5 million	Underwriters’ Discount	$5 million	N/A
GDP-3 Expansion of Gibraltar Mine	$193 million	GDP-3 Expansion of Gibraltar Mine	$193 million	N/A
General Corporate Purposes	NIL	General Corporate Purposes	NIL	N/A
Total	$200 million	Total	$200 million
Explanation of variances and the impact of variances on the ability of the Company to achieve its business objectives and milestones		No variance. 100% of the net proceeds funded the expansion of the GDP-3 processing facilities as well as the acquisition of related mining equipment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, Taseko currently intends to use the net proceeds from the sale of the Securities, along with cash on hand, cash forecasted to be generated and cash from the Franco-Nevada gold stream transaction, for the completion of construction at the New Prosperity Project, which is estimated to be approximately $1.1 billion.  Taseko may also use a portion of the proceeds for the development of the Aley Project, subject to a positive investment decision, and general working capital purposes.

Other sources of funding will include $350 million from Franco Nevada and $200 million from estimated cash on hand and Gibraltar cash flow. The remaining $550 million will be sourced in a combination of debt and equity, final split between debt and equity to be determined at the time of project funding, subject to prevailing market conditions.

More detailed information regarding the use of proceeds from the sale of the Securities will be described in any applicable prospectus supplement.  Pending the application of the net proceeds, Taseko intends to invest the net proceeds in investment-grade, interest-bearing securities, the primary objectives of which are liquidity and capital preservation.

Business Objectives and Milestones

The Company intends to use a significant part of the proceeds of the sale of Securities for the completion of construction at the New Prosperity Project.

In order for construction at the New Prosperity Project to commence, the Company must receive federal government approval. The Company is currently going through the federal environmental assessment process and the CEAA panel is required to determine whether there is sufficient information to proceed to public hearings.  Following such determination by the panel (expected in early 2013), the final steps in the environmental assessment process include public hearings and the preparation and submission of a report, by the panel, to the Minister of the Environment (or to the Federal Cabinet in the event that a significant adverse environmental effect was to be determined to exist). The Minister or Federal Cabinet will have four months in which to render a decision on the environmental assessment. Assuming a favourable decision, the Company expects to have all necessary permits in place by early 2014 and be construction ready by 2014. See “Risk Factors” for the risks associated with the New Prosperity Project.

CONSOLIDATED CAPITALIZATION

The authorized share capital of the Company consists of an unlimited number of common shares without par value, of which 190,592,455 were issued and outstanding as at November 14, 2012.  Since September 30, 2012, the date of the Company’s most recently filed financial statements, there have been no material changes in the Company’s consolidated share capital.

PRIOR SALES

For the 12-month period before the date of this prospectus, the Company issued the following common shares and securities convertible into common shares:

Date of Issuance	Aggregate Number and Type of Securities Issued	Price per Security
December 5, 2011	75,000 Common Shares	$1.00
December 5, 2011	4,500 Common Shares	$1.00
December 5, 2011	900 Common Shares	$1.00
December 5, 2011	2,100 Common Shares	$1.00
December 5, 2011	13,000 Common Shares	$1.00
December 5, 2011	3,000 Common Shares	$1.00
December 5, 2011	12,000 Common Shares	$1.00
December 5, 2011	3,000 Common Shares	$1.00
December 5, 2011	3,000 Common Shares	$1.00
December 5, 2011	3,000 Common Shares	$1.00
December 5, 2011	100,000 Common Shares	$1.00
December 5, 2011	27,000 Common Shares	$1.00
December 6, 2011	5,500 Common Shares	$1.00
December 6, 2011	7,500 Common Shares	$1.00
December 6, 2011	36,000 Common Shares	$1.00
December 6, 2011	11,000 Common Shares	$1.00
December 6, 2011	2,500 Common Shares	$1.00
December 6, 2011	2,500 Common Shares	$1.00
December 6, 2011	5,000 Common Shares	$1.00
December 6, 2011	12,000 Common Shares	$1.00

Date of Issuance	Aggregate Number and Type of Securities Issued	Price per Security
December 6, 2011	2,000 Common Shares	$1.00
December 6, 2011	2,500 Common Shares	$1.00
December 7, 2011	12,000 Common Shares	$1.00
December 7, 2011	7,500 Common Shares	$1.00
December 7, 2011	60,000 Common Shares	$1.00
December 7, 2011	90,500 Common Shares	$1.00
December 7, 2011	20,000 Common Shares	$1.15
December 7, 2011	2,500 Common Shares	$1.00
December 7, 2011	3,500 Common Shares	$1.00
December 8, 2011	2,000 Common Shares	$1.00
December 8, 2011	2,000 Common Shares	$1.00
December 9, 2011	2,500 Common Shares	$1.00
December 9, 2011	5,000 Common Shares	$1.00
December 9, 2011	30,000 Common Shares	$1.00
December 9, 2011	9,500 Common Shares	$1.00
December 9, 2011	5,000 Common Shares	$1.00
December 9, 2011	42,000 Common Shares	$1.00
December 9, 2011	2,500 Common Shares	$1.00
December 9, 2011	5,500 Common Shares	$1.00
December 9, 2011	1,500 Common Shares	$1.00
December 9, 2011	4,500 Common Shares	$1.00
December 9, 2011	12,500 Common Shares	$1.00
December 9, 2011	11,500 Common Shares	$1.00
December 12, 2011	2,500 Common Shares	$1.00
December 13, 2011	20,000 Common Shares	$1.15
January 3, 2012	2,573,000 Options	$2.65
February 3, 2012	21,000 Options	$3.62
February 7, 2012	30,000 Options	$3.72
February 23, 2012	165,000 Common Shares	$3.07
April 9, 2012	12,000 Common Shares	$2.65
April 24, 2012	30,000 Common Shares	$1.00
June 18, 2012	100,000 Common Shares	$1.15
June 18, 2012	101,000 Common Shares	$1.71
June 25, 2012	21,000 Options	$2.80
July 3, 2012	7,000 Common Shares	$2.17
July 25, 2012	7,000 Common Shares	$2.17
September 7, 2012	7,000 Common Shares	$2.65
September 24, 2012	50,000 Common Shares	$1.00
September 26, 2012	45,000 Common Shares	$1.71
September 27, 2012	100,000 Common Shares	$1.00
September 28, 2012	50,000 Common Shares	$1.00
October 4, 2012	28,000 Common Shares	$1.00
October 5, 2012	10,000 Common Shares	$1.15
November 8, 2012	20,000 Common Shares	$1.00
November 13, 2012	82,500 Common Shares	$1.00
November 14, 2012	100,000 Common Shares	$1.15

Note:
*       All common shares were issued pursuant to the exercise of stock options unless otherwise indicated with a *

TRADING PRICE AND VOLUME

The Company’s common shares are listed on the TSX and NYSE MKT under the trading symbol “TKO” and “TGB”, respectively.  The following tables set forth information relating to the trading of the common shares on the TSX and NYSE MKT for the months indicated.

	TSX Price Range
Month	High	Low	Total Volume
December 2011	3.22	2.55	8,633,703
January 2012	3.66	2.79	7,942,055
February 2012	4.29	3.52	13,053,390
March 2012	4.10	3.37	7,333,759
April 2012	3.55	2.99	6,154,232
May 2012	3.54	2.62	4,780,783
June 2012	2.91	2.55	3,082,699
July 2012	2.87	2.50	4,460,959
August 2012	2.96	2.47	5,088,650
September 2012	3.46	2.93	4,073,255
October 2012	3.37	2.70	2,920,779
November 2012	3.19	2.65	4,077,251
December 3 - 10, 2012	2.96	2.78	598,698

	NYSE MKT Price Range (in US$)
Month	High	Low	Total Volume
December 2011	3.18	2.50	17,258,445
January 2012	3.65	2.75	15,657,934
February 2012	4.30	3.53	18,597,129
March 2012	4.15	3.37	17,319,052
April 2012	3.58	3.02	12,018,206
May 2012	3.60	2.57	12,554,579
June 2012	2.87	2.53	9,833,385
July 2012	2.80	2.49	6,300,467
August 2012	3.00	2.46	8,162,515
September 2012	3.50	2.97	9,876,925
October 2012	3.43	2.71	6,023,616
November 2012	3.20	2.61	8,272,712
December 3 - 10, 2012	2.99	2.80	1,418,711

PLAN OF DISTRIBUTION

The Company may sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents.  The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers and as set forth in an accompanying prospectus supplement.  In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions.  Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

If so indicated in the applicable prospectus supplement, the Company may authorize dealers or other persons acting as the Company’s agents to solicit offers by certain institutions to purchase the Securities directly from the Company pursuant to contracts providing for payment and delivery on a future date.  These contracts will be subject only to the conditions set forth in the applicable prospectus supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

This prospectus qualifies Securities.  The specific terms of any offering of Securities will be described in the applicable prospectus supplement.  The prospectus supplement relating to any offering of Securities will set forth the terms of the offering of the Securities, including, to the extent applicable, the initial offering price, the proceeds to the Company, the underwriting discounts or commissions, the currency in which the Securities may be issued and any other discounts or concessions to be allowed or reallowed to dealers.  Any underwriters involved with respect to any offering of Securities sold to or through underwriters will be named in the prospectus supplement relating to such offering.

DESCRIPTION OF SECURITIES

Common Shares

The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat, except those meetings at which only the holders shares of another class or of a particular series are entitled to vote.  Each Common Share entitles its holder to one vote.  Subject to the rights of the holders of preferred shares, the holders of Common Shares are entitled to receive on a pro-rata basis such dividends as the board of directors may declare out of funds legally available therefor.  In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive on a pro-rata basis all of assets of the Company remaining after payment of all of liabilities, subject to the rights of holders of preferred shares.  The Company’s common shares carry no pre-emptive or conversion rights.

Warrants

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares.  The Company will not offer Warrants for sale unless the applicable prospectus supplement containing the specific terms of the Warrants to be offered separately is first approved, in accordance with applicable laws, for filing by the securities commissions or similar regulatory authorities in each of the jurisdictions where the Warrants will be offered for.

Subject to the foregoing, the Company may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities.  Warrants may be issued directly by us to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the Warrants is not complete.  The statements made in the Prospectus relating to any warrant agreement and Warrants to be issued under the Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.  Investors should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the Warrants.  A copy of any warrant indenture or warrant agency agreement relating to an offering of Warrants will be filed by Taseko with the applicable securities regulatory authorities in Canada following its execution.

The particular terms of each issue of Warrants will be described in the applicable prospectus supplement.  This description will include, where applicable:

—	the designation and aggregate number of Warrants;

—	the price at which the Warrants will be offered;

—	the currency or currencies in which the Warrants will be offered;

—	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

—
the number of common shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

—	the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

—	the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

—	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

—	material Canadian and United States federal income tax consequences of owning the Warrants; and

—	any other material terms or conditions of the Warrants.

Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered by the Company pursuant to the Prospectus.  Subscription Receipts may be offered separately or together with Common Shares or Warrants, as the case may be.  The Subscription Receipts will be issued under a Subscription Receipt agreement.

In the event the Company issues Subscription Receipts, the Company will provide the original purchasers of subscription receipts a contractual right of rescission exercisable following the issuance of common shares to such purchasers.

The applicable prospectus supplement will include details of the Subscription Receipt agreement covering the Subscription Receipts being offered.  A copy of the Subscription Receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with the applicable securities regulatory authorities after it has been entered into by the Company.  The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable prospectus supplement.  This description will include, where applicable:

—	the number of Subscription Receipts;

—	the price at which the Subscription Receipts will be offered;

—	the procedures for the exchange of the Subscription Receipts into Common Shares or Warrants;

—	the number of Common Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;

—	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

—	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

—	material Canadian and United States income tax consequences of owning the Subscription Receipts; and

—	any other material terms and conditions of the Subscription Receipts.

Description of Debt Securities

The Company may issue Debt Securities in one or more series under an indenture (the “Indenture”), to be entered into among the Company, a Canadian trustee and a U.S. trustee. The Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part.  The following description sets forth certain general material terms and provisions of the Debt Securities and is not intended to be complete. For a more complete description, prospective investors should refer to the Indenture and the terms of the Debt Securities. If Debt Securities are issued, the Company will describe in the applicable prospectus supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.  The Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company furnishes to the SEC, any supplemental indenture describing the terms and conditions of Debt Securities the Company is offering before the issuance of such Debt Securities.

The Company may issue debt securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture will not limit the aggregate principal amount of Debt Securities that the Company may issue under the Indenture and will not limit the amount of other indebtedness that the Company may incur. The Indenture will provide that the Company may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will be unsecured obligations of the Company. The Indenture will also permit the Company to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of Debt Securities that the Company offers will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

—	the title of the Debt Securities;

—	the aggregate principal amount of the Debt Securities;

—	the percentage of principal amount at which the Debt Securities will be issued;

—	whether payment of principal, interest and premium, if any, on the Debt Securities will be senior or subordinated to the Company’s other liabilities or obligations;

—	whether payment of the Debt Securities will be guaranteed by any other person;

—
the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal on the Debt Securities and the portion (if less than the principal amount) of Debt Securities to be payable upon a declaration of acceleration of maturity;

—
whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined;

—	the place or places the Company will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

—
whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms the Company will have the option to redeem the Debt Securities rather than pay the additional amounts;

—
whether the Company will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

—	whether the Company may redeem the Debt Securities, in whole or in part, prior to maturity and the terms and conditions of any such redemption;

—
the denominations in which the Company will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $l,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security shall be issuable;

—	whether the Company will make payments on the Debt Securities in a currency other than U.S. dollars;

—	whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

—	whether the Company will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

—	whether the Company will issue the Debt Securities as unregistered securities, registered securities or both;

—	any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

—	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

—	whether the holders of any series of Debt Securities have special rights if specified events occur;

—	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

—	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

—	any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

Unless stated otherwise in the applicable prospectus supplement, no holder of Debt Securities will have the right to require the Company to repurchase the Debt Securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or the Company has a change of control.

The Company may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell the Debt Securities at a discount below their stated principal amount. The Company may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

The Company may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, the Company may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Guarantees

The Company’s payment obligations under any series of Debt Securities may be guaranteed by certain of the Company’s direct or indirect subsidiaries.  In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Company.  The terms of such guarantees will be set forth in the applicable prospectus supplement.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the Debt Securities will be unsecured obligations and will rank equally with all of the Company’s other unsecured and other subordinated debt from time to time outstanding and equally with other Debt Securities issued under the Indenture. The Indenture will provide that the Debt Securities will be subordinated to and junior in right of payment to all present and future Senior Indebtedness.  “Senior Indebtedness” will be defined in the Indenture as: (a) all indebtedness of the Company in respect of borrowed money, other than: (i) indebtedness evidenced by the Debt Securities; and (ii) indebtedness which, by the terms of the instrument creating or evidencing it, is expressed to rank in right of payment equally with or subordinate to the indebtedness evidenced by the Debt Securities; (b) all obligations of the Company for the reimbursement of amounts paid pursuant to any letter of credit, banker’s acceptance or similar credit transaction; and (c) all obligations of the type referred to in paragraphs (a) through (b) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise.  For greater certainty, “Senior Indebtedness” will include all indebtedness of the Company for borrowed money which is outstanding as at the date of the Indenture.

The Company’s Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of the Company’s other liabilities and obligations, other than Senior Indebtedness, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, the Company will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, the Company may at any time and in the Company’s sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency designated by the Company, or at the Company’s option the Company can pay principal, interest, if any, and premium, if any, by check mailed to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

The Company shall not be required to:

—
issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

—
register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

—
exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

—
issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Merger, Amalgamation or Consolidation

The Indenture will provide that the Company may not amalgamate or consolidate with, merge into or enter into any statutory arrangement with any other person or, directly or indirectly, convey, transfer or lease all or substantially all of the Company’s properties and assets to another person, unless among other items:

—
the resulting, surviving or transferee person is organized and existing under the laws of Canada, or any province or territory thereof, the United States, any state thereof or the District of Columbia, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

—	the resulting, surviving or transferee person, if other than the Company, assumes all of the Company’s obligations under the Debt Securities and the Indenture; and

—	immediately after the transaction, no default or event of default under the Indenture shall have happened and be continuing.

When such a successor person assumes the Company’s obligations in such circumstances, subject to certain exceptions, the Company shall be discharged from all obligations and covenants under the Debt Securities and the Indenture.

Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, all payments made by or on behalf of the Company under or with respect to the Debt Securities issued in Canada of any series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Canadian Taxes”), unless the Company is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

If the Company is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debt Securities issued in Canada, the Company will pay as additional interest such additional amounts (the “Additional Amounts”) as may be necessary so that the net amount received by a holder of the Debt Securities issued in Canada after such withholding or deduction will not be less than the amount such holder of the Debt Securities issued in Canada would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders of the Debt Securities issued in Canada, other than excluded holders (as defined herein), that are exempt from withholding but required to pay tax under Part XIII of the Income Tax Act (Canada) (the “Tax Act”), directly on amounts otherwise subject to withholding); provided, however, that no additional amounts will be payable with respect to a payment made to a holder (an “excluded holder”) if the holder of the Debt Securities issued in Canada or the beneficial owner of some or all of the payment to the holder:

—	does not deal at arm’s length with the Company (for purposes of the Tax Act) at the time of the making of such payment;

—
is subject to such Canadian Taxes by reason of the Debt Securities holder’s failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

—
is subject to such Canadian Taxes by reason of the Debt Securities holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the Debt Securities or the receipt of payments thereunder; or

—	is subject to such Canadian Taxes because it is not entitled to the benefit of an otherwise applicable tax treaty by reason of the legal nature of such holder of the Debt Securities.

The Company will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company will pay all taxes, interest and other liabilities which arise by virtue of any failure of the Company to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. The Company will furnish to the holder of the Debt Securities issued in Canada, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company.

The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture.

Tax Redemption

If and to the extent specified in the applicable prospectus supplement, the Debt Securities issued in Canada of a series will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice, if (1) the Company determines that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable prospectus supplement if any date is so specified, the Company has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security issued in Canada of such series or (b) on or after a date specified in the applicable prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be proposed, which, in any such case, in the opinion of counsel to the Company, will result in the Company’s becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security issued in Canada of such series and (2) in any such case, the Company, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it; provided however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the

Debt Securities issued in Canada then due, and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

In the event that the Company elects to redeem the Debt Securities issued in Canada of such series pursuant to the provisions set forth in the preceding paragraph, the Company shall deliver to the trustees a certificate, signed by an authorized officer, stating that the Company is entitled to redeem the Debt Securities issued in Canada of such series pursuant to their terms.

Provision of Financial Information

The Company will file with the trustees, within 20 days after it files or furnishes them with the SEC, copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Notwithstanding that the Company may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual basis on forms provided for such annual reporting pursuant to rules and regulations promulgated by the SEC, the Company will continue to provide the trustees:

—
within 20 days after the time periods required for the filing or furnishing of such forms by the Commission, annual reports on Form 20-F or Form 40-F, as applicable, or any successor form, quarterly reports as furnished to the Commission on Form 6-K or any successor form, and copies of Canadian material change reports as furnished to the Commission on Form 6-K or any successor form.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

—	the Company fails to pay principal of, or any premium on, or any Additional Amounts in respect of, any Debt Security of that series when it is due and payable;

•	the Company fails to pay interest (including Additional Amounts) payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

•	the Company fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;

•
the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

•
a default (as defined in any indenture or instrument under which the Company or one of the Company’s subsidiaries has at the date of the Indenture or will thereafter have outstanding any indebtedness) has occurred and is continuing, or the Company or any of its subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indenture or instrument being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$15,000,000 and 2% of the Company’s shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the “Accelerated Indebtedness”), and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Accelerated Indebtedness, then (i) if the Accelerated Indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the Debt Securities until 30 days after such indebtedness has been accelerated, or (ii) if the Accelerated Indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such Accelerated Indebtedness is, by its terms, non-recourse to the Company or its subsidiaries, it will be considered an event of default for purposes of the Indenture governing the Debt Securities; or (B) if such Accelerated Indebtedness is recourse to the Company or its subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the Indenture;

—	certain events involving the Company’s bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series.  A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

If an event of default (except for events involving the Company’s bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

—	the entire principal and interest of the Debt Securities of the series; or

•	if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving the Company’s bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

The Company will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults. The Company will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

—	the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

•
the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

•
the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected (or in the case of bankruptcy, insolvency or reorganization, all series outstanding) by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders’ notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When the Company uses the term “defeasance”, it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable prospectus supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company’s option:

—	the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

•	the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Company must deliver to the trustees:

—
an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•
an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of the Company’s officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Company is to be discharged from its obligations with respect to the Debt Securities, and not just from the Company’s covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

—
no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	the Company is not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more Supplemental Indentures (a “Supplemental Indenture”) with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

—	change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

•	reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any Additional Amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

•	change the place or currency of any payment;

•	affect the holder’s right to require the Company to repurchase the Debt Securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of Debt Securities;

•	reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

—	evidence its successor under the Indenture;

•	add covenants of the Company or surrender any right or power of the Company for the benefit of holders;

•	add events of default;

•
provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

•	establish the forms of the Debt Securities;

•	appoint a successor trustee under the Indenture;

•	add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

•
cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any;

•
comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the Indenture under such laws to the extent they do not conflict with the applicable laws of the United States; or

•
change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York, except that discharge by the Canadian trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable thereto.

The Trustees

Any trustee under the Indenture or its affiliates may provide other services to the Company in the ordinary course of their business.  If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Service

In connection with the Indenture, the Company will irrevocably designate and appoint Corporation Service Company, Suite 400, 2711 Centerville Road, Wilmington, Delaware, USA 19808, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Indenture or the Debt Securities that may be instituted in any U.S. federal or New York State court located in The Borough of Manhattan, in the City of New York, or brought by the trustees (whether in their individual capacity or in their capacity as trustees under the Indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Units

The Company may issue Units comprised of one or more of the other Securities described in the Prospectus in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security.  The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Units.

EARNINGS COVERAGE RATIOS

The following earnings coverage ratios have been calculated on a consolidated basis and are derived from audited financial information for the year ended December 31, 2011.  The following earnings coverage disclosure: (i) does not purport to be indicative of earnings coverage for any future periods; (ii) has been calculated based on financial information prepared in accordance with IFRS; and (iii) is based on the assumption that US$500 million in debt securities were issued with a coupon of 8.0%.  The pro forma earnings coverage ratio assumes that all of the offering is completed with debt securities with an assumed interest rate of 8%.  These assumptions are for illustrative purposes only as the Company has not determined any amount for an offering of debt securities or had any discussions on interest rates.  The Company will provide additional earnings coverage information in supplements to the base shelf prospectus to the extent that debt securities are to be issued under the supplements.

Earnings Coverage	Year Ended December 31, 2011
	Actual		Pro Forma(1)
	(thousands of dollars)
Interest and dividend requirements	$13,957		$53,957
Earnings before interest expense and taxes(2)	$64,713		$64,713
Earnings coverage ratio(3)	5	x	1	x

Notes:
(1)	The pro forma earnings coverage calculation was made to give effect to the issue of the Debt Securities as if such transaction had occurred January 1, 2011.

(2)	Earnings before interest expense and taxes is calculated based on the 2011 audited financial statements appended hereto by adding “Earnings (losses) before income taxes” plus “Interest Expense”.

(3)	The earnings coverage ratio is calculated by dividing earnings before interest expense and taxes by interest and dividend requirements.”

RISK FACTORS

An investment in the Company’s common shares is highly speculative and subject to a number of risks.  A prospective purchaser of the Securities should carefully consider the information described in the Prospectus, including any prospectus supplement, as well as the risk factors set out in the Annual Information Form incorporated herein by reference.  In addition to those risks, a prospective purchaser of the Securities should also carefully consider the following risk factors.

Changes in the market price of copper, gold and other metals, which are volatile and have fluctuated widely, affect the profitability of our operations and financial condition.

Our profitability and long-term viability depend, in large part, upon the market price of copper, gold and other metals and minerals produced from our mineral properties. The market price of copper, gold and other metals is volatile and is affected by numerous factors beyond our control, including:

—	expectations with respect to the rate of inflation;

—	the relative strength of the U.S. dollar and certain other currencies;

—	interest rates;

—	global or regional political or economic conditions, including interest rates and currency values;

—	supply and demand for industrial products and jewelry containing metals; and

—	sales by central banks and other holders, speculators and producers of copper, gold and other metals in response to any of the above factors.

A decrease in the market price of copper, gold and other metals could affect our ability to finance the development of the New Prosperity Project and the exploration and development of our other mineral properties, including the Gibraltar Mine, which could have a material adverse effect on our financial condition and results of operations. Copper and gold prices are near a historical high and there can be no assurance that the market price of copper and other metals will remain at current levels or that such prices will improve. There is no assurance that if commercial quantities of copper, gold and other metals are discovered, that a profitable market may exist or continue to exist for a production decision to be made or for the ultimate sale of the metals.

Mining is inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on our business.

Mining involves various types of risks and hazards, including:

—	environmental hazards;

—	industrial accidents;

—	metallurgical and other processing problems;

—	unusual or unexpected rock formations;

—	structural cave-ins or slides;

—	flooding;

—	fire;

—	metals losses; and

—	periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses, and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to us or to other companies within the mining industry. We may suffer a material adverse impact on our business if we incur losses related to any significant events that are not covered by its insurance policies.

Lack of infrastructure could delay or prevent us from developing advanced projects.

Completion of the development of our advanced projects is subject to various requirements, including the availability and timing of acceptable arrangements for power, water and transportation facilities. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay development of our advanced projects. If adequate infrastructure is not available in a timely manner, there can be no assurance that:

—	the development of our projects will be commenced or completed on a timely basis, if at all;

•	the resulting operations will achieve the anticipated production volume; or

•	the construction costs and ongoing operating costs associated with the development of our advanced projects will not be higher than anticipated.

We are subject to significant governmental regulation.

Our operations and exploration and development activities in Canada are subject to extensive federal, provincial, territorial and local laws and regulations governing various matters, including:

—	environmental protection;

•	management and use of toxic substances and explosives;

•	management of tailings and other wastes generated by our operations;

•	management of natural resources;

•	exploration and development of mines, production and post-closure reclamation;

•	exports;

•	price controls;

•	taxation;

•	regulations concerning business dealings with First Nations groups;

•	labour standards and occupational health and safety, including mine safety; and

•	historic and cultural preservation.

Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in the Company incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the development of our properties.

There are risks associated with the New Prosperity Project.

On January 14, 2010, Taseko received an environmental assessment certificate for the New Prosperity Project from the British Columbia Provincial Ministry of Environment. Applications for Provincial permits were submitted in June 2010 but were put in abeyance following the November 2010 Federal decision. In November 2010, the Federal Minister of Environment announced that the New Prosperity Project, as proposed, could not be granted Federal authorizations to proceed. The Company submitted a new project description to the Federal Government in February 2011. Failure to obtain certificates and permits in a timely manner or at all will delay or even lead to abandonment of the New Prosperity Project, which could negatively affect the Company.

Furthermore, the feasibility of the New Prosperity Project assumes specified, long-term price levels for gold and copper. The prices of these metals have historically been volatile, and the Company has no control of or influence on these prices, which are determined in international markets. There can be no assurance that the price of gold or copper will remain at current levels or that it will not decline below the prices assumed in the feasibility study.

The New Prosperity Project will require substantial financing, including a possible combination of debt and equity financing. On May 12, 2010, the Company entered into a gold stream transaction agreement with Franco-Nevada Corporation (“Franco-Nevada”), whereby the Company may receive funding in staged deposits totalling US $350 million. The investment by Franco-Nevada is subject to (among other conditions) the condition precedent that the New Prosperity project plan that we had agreed with them must receive appropriate governmental approval. Because our revised New Prosperity project plan is not the one we agreed with Franco-Nevada in 2010, this condition will not be satisfied, and so Franco-Nevada may currently terminate this agreement on ten business days’ written notice to Taseko. However, we believe Franco-Nevada currently has no economic incentive to do so and is awaiting the outcome of our new proposal to the Canadian federal environmental authorities. If our revised mine proposal is ultimately accepted by the authorities, we intend to seek Franco-Nevada agreement to reconfirm the terms of our gold stream transaction with them, but there is no assurance that Franco-Nevada will agree to provide such reconfirmation. Until then, Franco-Nevada could terminate the agreement. There is also a risk that Franco-Nevada will be unable to fund its obligations at the time we receive the necessary approvals. The investment by Franco-Nevada is also subject to certain other conditions precedent which the Company may not be able to satisfy. There can be no assurance that gold stream, debt or equity financing will be available on acceptable terms. Other general risks include those typical of very large construction projects, including the general uncertainties inherent in engineering and construction costs, the need to comply with generally increasing environmental regulation, and accommodation of local and community concerns. The economics of the feasibility study are sensitive to the US dollar and Canadian dollar exchange rate, and this rate has been subject to large fluctuations in the last several years.

We are subject to risks associated with joint ventures.

Taseko participates in a joint venture with Cariboo with respect to the Gibraltar Mine. Taseko may enter into more joint ventures in the future with other third parties. There are risks associated with joint ventures, including, for example:

—	disagreement with a venture counterparty about how to develop, operate or finance a project;

•	that a venture counterparty may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that a venture counterparty may not comply with a joint venture agreement;

•	the possibility that a venture counterparty in an investment might become bankrupt;

•	that such venture counterparty may be in a position to take action contrary to Taseko’s instructions or requests or contrary to Taseko’s policies or objectives,

•	possible litigation between joint venture counterparty about joint venture matters;

•	the inability to exert control over decisions related to a joint venture that Taseko does not have a controlling interest in; or

•	the possibility that Taseko may not be able to sell its interest in the joint venture if it desires to exit the joint venture.

•
These risks could result in legal liability, affect our ability to develop or operate a project under a joint venture, or have a material and adverse effect on our earnings, cash flows, financial condition or results of operations.

We are currently dependent on the Gibraltar Mine and suspension of production at that mine may materially adversely affect our business.

We are in the process of developing the New Prosperity Project, the Harmony Project and the Aley Project. Therefore, until these other mines are developed and operational and are beginning to have revenue, we are dependent upon the Gibraltar Mine for revenues. If the Gibraltar Mine were to cease production for any reason, it would have a material adverse effect on our results of operations, business and financial position.

Our future success depends upon our ability to develop our existing reserves.

We have not yet received the permits necessary to mine all of our proven and probable reserves that are economically recoverable. In order to develop our proven and probable reserves, we must receive various governmental permits. We make no assurances that we will be able to obtain the governmental permits that we would need to continue developing our proven and probable services. Furthermore, we may not be able to mine all of our proven and probable reserves as profitably as we do at our current operations.

Our mining operations are conducted on properties owned or leased by us. We may not be able to negotiate new leases or obtain contracts for properties containing surface, underground or subsidence rights necessary to develop any of our proven and probable reserves. Additionally, we may not be able to maintain our leasehold interest in properties on which mining operations are not commenced during the term of the lease.

Our mines, which are still under development, may not achieve anticipated productive capacity, may experience unanticipated costs or may be delayed or not completed at all.

Our mines are still under development. The development of a mine is a complex and challenging process that may take longer and cost more than predicted, or not be completed at all. In addition, anticipated productive capacity may not be achieved. We may encounter unforeseen geological conditions or delays in obtaining required construction, environmental or operating permits or mine design adjustments. Construction delays cause reduced production and cash flow while certain fixed costs, such as minimum royalties, must still be paid on a predetermined schedule.

As our existing copper and molybdenum supply agreements expire, our revenues and operating profits could be negatively impacted if we are unable to extend existing agreements or enter into new agreements due to competition, changing copper and molybdenum purchasing patterns or other variables.

As our copper and molybdenum supply agreements at the Gibraltar Mine expire, we will compete with other copper and molybdenum suppliers to renew these agreements or to obtain new sales. To the extent our other mines in operation do not have contracts for copper and molybdenum or if we cannot renew these copper and molybdenum supply agreements with our customers or find alternate customers willing to purchase our copper and molybdenum, our revenue and operating profits could suffer.

Our customers may decide not to extend existing agreements or enter into new long-term contracts or, in the absence of long-term contracts, may decide to purchase less copper and molybdenum than in the past or on different terms, including under different concentrate pricing terms. To the degree that we operate outside of long-term contracts, our revenues are subject to pricing in the concentrate spot market that can be significantly more volatile than the pricing structure negotiated through a long-term copper and molybdenum concentrate supply agreement. This volatility could adversely affect the profitability of our operations if conditions in the spot market pricing for copper and molybdenum concentrate are unfavourable.

Our business requires substantial capital expenditures.

Our business is capital intensive due to construction of new mines and infrastructure and maintenance of existing operations. Specifically, the exploration, permitting and development of reserves, mining costs, the maintenance of machinery and equipment and compliance with applicable laws and regulations require substantial capital expenditures. While a significant amount of the capital expenditures required to build-out our mine has been spent, we must continue to invest capital to maintain or to increase the amount of reserves that we develop and the amount of metal that we produce. We cannot assure you that we will be able to maintain our production levels or generate sufficient cash flow, or that we will have access to sufficient financing to continue our production, exploration, permitting and development activities at or above our present levels and we may be required to defer all or a portion of our capital expenditures. Our business, results of operations and financial condition may be adversely affected if we cannot make such capital expenditures.

We operate our mines with a limited and efficient work force. Our ability to operate our company efficiently could be impaired if we lose key personnel or fail to continue to attract qualified personnel.

We manage our business with a number of key personnel at each location, including key contractors, the loss of a number of whom could have a material adverse effect on us. In addition, as our business develops and expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly-skilled and qualified personnel and contractors. We cannot be certain that key personnel will continue to be employed by us or that we will be able to attract and retain qualified personnel and contractors in the future. Failure to retain or attract key personnel could have a material adverse effect on us.

Any change in consumption patterns of copper could affect our ability to sell the copper we produce.

The copper market is volatile and cyclical and consumption of copper is influenced by global economic growth, trends in industrial production and conditions in the housing and automotive industries and economic growth in China, which is the largest consumer of refined copper in the world. Should demand weaken and consumption patterns change, in particular, if consumers seek out lower cost substitute materials, the price of copper could be adversely affected, which could negatively affect our results of operations.

Capital costs may increase/delays in commissioning or start up - the GDP3 expansion project.

Capital costs with respect to GDP3 expansion are inherently uncertain, and could change materially over time. Capital costs may increase significantly beyond what we or others in the mining industry anticipate.  Capital costs may vary from estimates for a variety of reasons, including, among others:

—	failure to obtain and maintain the necessary regulatory and partner approvals;

•	natural phenomena, such as inclement weather conditions or floods;

•	labour shortages or strikes;

•	delay or lack of success completing construction activities; or

•
delays, interruption or reduction in production or construction activities due to fires, failure of critical equipment, shortage of supplies, underground floods, earthquakes, tailings dam failures, lack of tailings capacity, ground movements and cave-ins, or other difficulties.

There may be unexpected delays in the commissioning or start up of the GDP facility due to technical or other difficulties. Any such delays would have an effect on the ability to increase production at the Gibraltar Mine.

Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

The mining industry is intensely competitive. Significant competition exists for the acquisition of properties producing or capable of producing copper, gold or other metals. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do. We may also encounter increasing competition from other mining companies in our efforts to hire experienced mining professionals. Competition for exploration resources at all levels is currently very intense. Increased competition could adversely affect our ability to attract necessary capital funding, or to acquire it on acceptable terms, or acquire suitable producing properties or prospects for mineral exploration in the future.

Recent increases in copper, gold and molybdenum prices have encouraged increases in mining exploration, development and construction activities, which have resulted in increased demand for and cost of contract exploration, development and construction services and equipment. Increased demand for and cost of services and equipment could cause project costs to increase materially, resulting in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and increased potential for scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment, any of which could materially increase project exploration, development or construction costs, result in project delays, or both.

If any of the foregoing events, or other risk factor events as described herein occur, our business, financial condition or results of operations could likely suffer.  In that event, the market price of our securities could decline and investors could lose all or part of their investment.

CANADIAN AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain Canadian and U.S. federal income tax consequences to an investor acquiring any Securities offered thereunder.

LEGAL MATTERS

Certain legal matters relating to the Securities offered by this Prospectus will be passed upon for us by McMillan LLP, Vancouver, B.C., with respect to matters of Canadian law, and Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to matters of United States law.  As of the date hereof, the partners and associates of McMillan LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP beneficially own, directly or indirectly, less than 1% of any class of securities issued by the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are KPMG LLP, Chartered Accountants, Vancouver, British Columbia.  The transfer agent and registrar for the Common Shares of the Company is Computershare Investor Services Inc. at its principal office in Vancouver, British Columbia and Toronto, Ontario.

The consolidated financial statements as at December 31, 2011, December 31, 2010 and January 1, 2010 and for each of the years in the two year period ended December 31, 2011 incorporated in the Prospectus by reference have been audited by KPMG LLP, independent registered chartered accountants, as stated in their report, which is incorporated herein by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents listed under “Documents Incorporated by Reference”; consents of accountants, engineers and Canadian counsel; form of trust indenture; and powers of attorney.

PURCHASERS’ CONTRACTUAL RIGHTS

Original purchasers of Warrants (if offered separately) and Subscription Receipts will have a contractual right of rescission against Taseko in respect of the conversion, exchange or exercise of such Warrant and Subscription Receipt, as the case may be.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrant or Subscription Receipt, as the case may be, the amount paid upon conversion, exchange or exercise upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable or exercisable security under this prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Taseko Mines Limited and Gibraltar Mines Ltd. are subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, an individual who:

—	is or was a director or officer of the Registrant,

—	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

—	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

—
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

—
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

—
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

—
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, order the Registrant to indemnify the eligible party or to pay the eligible party’s expenses, despite Sections 160 to 163 of the Act.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

Under the articles of Taseko Mines Limited and Gibraltar Mines Ltd., subject to the provisions of the Act, each Registrant must indemnify a director or former director of the Registrant and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s articles. The failure of a director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant’s articles.

Under the articles of Taseko Mines Limited and Gibraltar Mines Ltd., each Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer or person who holds or held an equivalent position.

Underwriters, dealers or agents who participate in a distribution of securities registered hereunder may be entitled under agreements to be entered into with each Registrant to indemnification by each Registrant against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Aley Corporation is organized pursuant to the provisions of the Canada Business Corporations Act, as amended (the “CBCA”). Section 124 of the CBCA provides as follows:

1.
Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

2.
Advance of costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

3.	Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual:

(a)
acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

4.
Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

5.
Right to Indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

	(a)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

	(b)	fulfils the conditions set out in subsection (3).

6.	Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:

	(a)	in the individual's capacity as a director or officer of the corporation; or

	(b)	in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

7.
Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

8.
Notice to Director. An applicant under subsection (7) shall give the Director appointed under the CBCA notice of the application and the Director appointed under the CBCA is entitled to appear and be heard in person or by counsel.

9.	Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Aley Corporation maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers except where the liability relates to the person's failure to act honestly and in good faith and with a view to the best interests of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to directors, officers or persons controlling each Registrant pursuant to the foregoing provisions, each Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

EXHIBITS

See the Exhibit Index hereto.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.   Undertaking.

Each Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.   Consent to Service of Process.

Concurrently with the filing of the Registration Statement on Form F-10, the Registrants filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the Registrants’ agent for service of process shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada, on this 11th day of December, 2012.

TASEKO MINES LIMITED

By:	/s/ Russell E. Hallbauer
Name:	Russell E. Hallbauer
Title:	President and Chief Executive Officer

GIBRALTAR MINES LTD.

By:	/s/ Russell E. Hallbauer
Name:	Russell E. Hallbauer
Title:	President and Chief Executive Officer

ALEY CORPORATION

By:	/s/ Russell E. Hallbauer
Name:	Russell E. Hallbauer
Title:	Chief Executive Officer

SIGNATURES WITH RESPECT TO TASEKO MINES LIMITED

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on this 11th day of December, 2012.

Signature	Title

/s/ Russell E. Hallbauer	President and Chief Executive Officer and
Russell E. Hallbauer	Director (Principal Executive Officer)

*	Chief Financial Officer (Principal Financial
Peter C. Mitchell	Officer and Principal Accounting Officer)

*
Ronald W. Thiessen	Director and Chairman

*
William Armstrong	Director

*
T. Barry Coughlan	Director

*
Scott D. Cousens	Director

*
Robert A. Dickinson	Director

*
Wayne Kirk	Director

*
Richard Mundie	Director

*
Alexander G Morrison	Director

* By:	/s/ Russell E. Hallbauer
Name: Russell E. Hallbauer Attorney-in-fact

SIGNATURES WITH RESPECT TO GIBRALTAR MINES LTD.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on this 11th day of December, 2012.

Signature	Title

/s/ Russell E. Hallbauer	President and Chief Executive Officer and
Russell E. Hallbauer	Director (Principal Executive Officer)

*	Chief Financial Officer (Principal Financial
Peter C. Mitchell	Officer and Principal Accounting Officer)

*
Ronald W. Thiessen	Director and Chairman

*
Robert A. Dickinson	Director

* By:	/s/ Russell E. Hallbauer
Name: Russell E. Hallbauer Attorney-in-fact

SIGNATURES WITH RESPECT TO ALEY CORPORATION

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on this 11th day of December, 2012.

Signature	Title

/s/ Russell E. Hallbauer	President and Chief Executive Officer and
Russell E. Hallbauer	Director (Principal Executive Officer)

*	Chief Financial Officer (Principal Financial
Peter Mitchell	Officer and Principal Accounting Officer)

*
Trevor Thomas	Director

* By:	/s/ Russell E. Hallbauer
Name: Russell E. Hallbauer Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in its capacity as the duly authorized representative of the Registrants in the United States, on this 11th day of December, 2012.

Puglisi & Associates

By:	/s/ Gregory F. Lavelle
Name:	Gregory F. Lavelle
Title:	Managing Director

EXHIBIT INDEX

Exhibit	Description
No.
4.1
Annual Information Form dated March 29, 2012 for the fiscal year ended December 31, 2011 (incorporated by reference to the Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2011 filed on March 30, 2012)

4.2
Consolidated financial statements and the notes thereto as at December 31, 2011, December 31, 2010 and January 1, 2010 and for the years ended December 31, 2011 and 2010, together with the auditors’ reports thereon and management’s discussion and analysis for the year ended December 31, 2011 (incorporated by reference to the Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2011 filed on March 30, 2012)

4.3
Unaudited interim consolidated financial statements and notes thereto for the three and nine months ended September 30, 2012 and management’s discussion and analysis for the three and nine months ended September 30, 2012 (incorporated by reference to the Company’s Form 6-K furnished to the Commission on October 31, 2012)

4.4
Management information circular dated May 3, 2012 relating to the annual general meeting of shareholders held June 1, 2012 (incorporated by reference to the Company’s Form 6-K furnished to the Commission on May 7, 2010)

5.1	Consent of KPMG LLP
5.2*	Consent of McMillan LLP
5.3*	Consent of Scott Jones, P. Eng.
5.4*	Consent of Ronald G. Simpson, P. Geo.
6.1*	Powers of Attorney
7.1*	Form of Trust Indenture
7.2*	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the trustee

*  Previously filed